EXHIBIT 10.4

THIS OPTION AND THE SHARES RECEIVED UPON EXERCISE OF THIS OPTION SHALL BE SUBJECT TO THE RIGHTS, RESTRICTIONS AND OBLIGATIONS APPLICABLE TO SUCH SECURITIES, ALL AS PROVIDED IN THE STOCKHOLDERS AGREEMENT DATED AS OF JUNE 10, 2004 AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, AS AMENDED AND IN EFFECT FROM TIME TO TIME (THE “STOCKHOLDERS AGREEMENT”).

STB BEAUTY, INC.

2004 STOCK OPTION

TIME OPTION CERTIFICATE

This stock option is granted by STB Beauty, Inc., a Delaware corporation (the “Company”), to __________ (the “Optionee”), pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”).  All capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.

1.             Grant of Option.

This certificate evidences the grant by the Company on _________ to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of _______ shares of Common Stock of the Company, $.01 par value per share (the “Shares”) at $_____ per Share.

The latest date on which this option may be exercised (the “Final Exercise Date”) is the earliest of (a) the tenth anniversary of the date hereof or (b) the termination hereof in accordance with this certificate, the Stockholders Agreement or the Plan.

The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

This option shall vest and become exercisable as to 20% of the total number of Shares on __________, respectively.  Notwithstanding the foregoing, this option shall vest and become exercisable as to 100% of the total number of Shares on the date of the consummation of a Sale Transaction (as defined below).  No option shall vest after the termination of the Optionee’s employment with the Company or any of its subsidiaries.

As used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Group” shall mean any two or more Persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring or holding securities of the Company.

“Person” shall mean any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Sale Transaction” shall mean (i) any transaction or series of related transactions in which any Person who is not an Affiliate of the Company, or any two or more such Persons acting as a Group, and all Affiliates of such Person or Persons, who prior to such time owned no shares of the Company’s Common Stock or shares of the Company’s Common Stock representing less than fifty percent (50%) of the voting power at elections for the Board of Directors of the Company (the “Board”), shall (A) acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (B) otherwise be the owner of (as a result of a redemption of shares of the Company’s Common Stock or otherwise), shares of the Company’s Common Stock (or shares in a successor corporation by merger, consolidation or otherwise) such that following such transaction or transactions, such Person or Group and their respective Affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the board of directors of the Company or any successor corporation, or (ii) the sale or transfer of all or substantially all the Company’s or MD Beauty, Inc.’s assets and following such sale or transfer, there is a liquidation of the Company.  For purposes of this definition, it is understood and agreed that as of the date hereof, the only stockholders of the Company which constitute Affiliates of the Company are Berkshire Fund VI Investment Corp., Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Investors LLC, and JH MDB Investors, L.P.

2.             Exercise of Option.

Each election to exercise this option shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and received by the Company at its principal office, accompanied by payment in full and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative, the authority of such Legal Representative) as the Company may require.  The purchase price may be paid (i) in cash or by personal check, bank check or money order payable to the order of the Company, (ii) through the delivery of shares of Stock that have been outstanding for at least six months and that have a fair market value on the last business day preceding the date of exercise equal to the exercise price, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver to the Company promptly upon the sale of Shares to be issued sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment.

3.             Stockholders Agreement; Termination of Employment.

The option evidenced by this certificate and any Shares received upon the exercise of this option shall be subject to the Plan and the Stockholders Agreement, and the issuance of this option certificate shall be conditional upon the execution and delivery by the Optionee of a joinder to the Stockholders Agreement.  This option and the Shares received upon exercise of this option shall be subject to the rights, restrictions and obligations applicable to options and shares of Common Stock of the Company as provided from time to time in such Stockholders Agreement, including without limitation, the obligations applicable to options and shares of Common Stock of the Company under Section 2.2 thereof relating to the Company’s right to call securities in the event of the termination of the Optionee’s employment with the Company or any of its subsidiaries.  In addition to the provisions of the Plan and the Stockholders Agreement, upon termination of the Optionee’s employment with the Company or any of its subsidiaries for any reason, any portion of this option that shall not have vested prior to or upon such termination shall immediately terminate.

4.             Restrictions on Transfer.

(a)           In addition to the provisions of Section 3 above, if at the time this option is exercised the Company and a majority in interest of the Management Stockholders (as defined in the Stockholders Agreement) are party to any other agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Board).

(b)           Certificates evidencing any Shares purchased by an Optionee upon exercise of options granted hereby may bear the following legends, in addition to any legends which may be required by any agreement referred to in the immediately preceding paragraph:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.”

“The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of a Stockholders Agreement dated as of June 10, 2004, as amended from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Agreement.  A copy of the Stockholders Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) business days after receipt of a written request.”

All Shares shall also bear all legends required by federal and state securities laws.

5.             Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Person exercising this option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.  The Optionee shall be responsible for filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the exercise of the option to the extent deemed necessary or desirable by the Optionee and the Optionee shall provide the Company with a copy of any such election promptly thereafter.

6.             Nontransferability of Option.

This option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

7.             Effect on Employment.

Neither the grant of this option, nor the issuance of Shares upon exercise of this option, shall give the Optionee any right to be retained in the employ of the Company, affect the right of the Company to discharge or discipline such Optionee at any time or affect any right of such Optionee to terminate his or her employment at any time.

8.             Provisions of the Plan.

This option is subject in its entirety to the provisions of the Plan, a copy of which is furnished to the Optionee with this option.

IN WITNESS WHEREOF, the Company has caused this Stock Option to be executed by its duly authorized officer.

STB BEAUTY, INC.

By:
Name:
Title:

Dated: